UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2007

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

98 San Jacinto Blvd., Suite 220
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Effective July 19, 2007, Stratus Properties Inc.’s wholly owned subsidiary, Escarpment Village, L.P., entered into a Purchase and Sale Agreement (Agreement) with Christopher Investment Company, Inc. (Purchaser), under which we have agreed to sell the Escarpment Village Shopping Center, located in Austin, Texas, for total consideration of approximately $46.6 million.  Purchaser has deposited $0.5 million in an escrow account, which will be credited to the acquisition price.  Both parties have agreed to a review period during which Purchaser has the right to inspect the property and conduct due diligence and may elect to terminate the Agreement.  The Agreement contains customary covenants, representations and warranties.  Subject to customary closing conditions, including Purchaser’s assumption of our $22.8 million loan from the Teachers Insurance and Annuity Association, the sale is expected to close during the third quarter of 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ John E. Baker
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John E. Baker
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)
Date:  July 24, 2007